SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 12, 2003

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371

(Address of principal executive offices and zip code)

(508) 893-8999

(Registrant’s telephone number, including area code)

                This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of the Company to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements.  Additional information concerning these risks and uncertainties is contained in the section entitled “Important Factors That May Affect Future Operating Results” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, under the heading “Risk Factors” in the Company’s Registration Statement on Form S-4 filed in connection with the acquisition of Genomic Solutions Inc., and in the Company’s other public filings.  The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                On March 12, 2003, Genomic Solutions Inc. (“Genomic Solutions”), a Delaware corporation and wholly-owned subsidiary of Harvard Bioscience, Inc., a Delaware corporation (“HBIO”), completed its acquisition of substantially all of the assets of Genomic Instrumentation Services, Inc., a California corporation d/b/a GeneMachines (“GeneMachines”).  The acquisition was consummated pursuant to an Asset Purchase Agreement, dated February 28, 2003, by and among Genomic Solutions and GeneMachines (the “Purchase Agreement”).

The purchase price for the GeneMachines assets was approximately $8.1 million in cash plus the assumption of certain specified liabilities.  The amount of the purchase price was determined pursuant to the Purchase Agreement. HBIO funded the acquisition using general working capital and proceeds from a bridge loan with Brown Brothers Harriman & Co.  The acquisition will be accounted for as a purchase transaction for accounting purposes.

GeneMachines has deposited $2,071,000 of the purchase price in an escrow account to secure its indemnification obligations under the Purchase Agreement.  The escrowed amount will be held for 18 months following the closing date.

Prior to the acquisition, GeneMachines designed, developed, manufactured and distributed high throughput instrumentation for DNA and protein microarray production, nucleic acid sample preparation, and DNA synthesis. Genomic Solutions intends to continue to use the assets it acquired in the transaction for this purpose.  In addition, Genomic Solutions intends to sell and distribute its entire genomic product line under the ‘GeneMachines’ brand name on a global basis.  The Purchase Agreement, including the purchase price, was negotiated at arm’s length between Genomic Solutions and GeneMachines.  Neither Genomic Solutions nor HBIO or any director or officer of Genomic Solutions or HBIO was affiliated with or had a material relationship with GeneMachines.

                A copy of the press release announcing the consummation of the acquisition is attached to this Current Report on Form 8-K as Exhibits 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of the Business Acquired.

The financial statements of GeneMachines required to be filed as part of this report will be filed by HBIO by amendment to this report as soon as practicable, but not later than May 26, 2003.

(b)                                 Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report will be filed by HBIO by amendment to this report as soon as practicable, but not later than May 26, 2003.

(c)           Exhibits.

2.1                                 Asset Purchase Agreement, dated as of February 28, 2003, by Genomic Solutions Inc. and Genomic Instrumentation Services, Inc. d/b/a GeneMachines (incorporated by reference to HBIO’s Current Report on Form 8-K filed March 3, 2003).

99.1                           Release dated March 12, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2003	HARVARD BIOSCIENCE, INC.

	By:	/s/ Susan Luscinski
Susan Luscinski
Chief Financial Officer

EXHIBIT INDEX

2.1                                 Asset Purchase Agreement, dated as of February 28, 2003, by Genomic Solutions Inc. and Genomic Instrumentation Services, Inc. d/b/a GeneMachines (incorporated by reference to HBIO’s Current Report on Form 8-K filed March 3, 2003).

99.1                           Press Release dated March 12, 2003.